Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$28,606,000.00	100.00%	$28,606,000.00	$2,039.61(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $38,973.54 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-164694, of which this pricing supplement is a part. After giving effect to the $2,039.61 registration fee for this offering, $36,933.93 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 493 dated February 25, 2010
To Product Supplement No. 2 dated February 4, 2010 and
Prospectus Supplement and Prospectus dated February 4, 2010
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-164694

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$7,976,000.00 9.50% Enhanced Yield Securities linked to the common stock of Alcoa Inc. due September 2, 2010

$4,761,000.00 10.00% Enhanced Yield Securities linked to the common stock of Amazon.com, Inc. due September 2, 2010

$5,273,000.00 11.00% Enhanced Yield Securities linked to the common stock of CONSOL Energy Inc. due September 2, 2010

$10,596,000.00 10.00% Enhanced Yield Securities linked to the common stock of JPMorgan Chase & Co. due June 2, 2010

Offering Information

Offerings:

This pricing supplement relates to four separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
Alcoa Inc.	013817101	NYSE	AA
Amazon.com, Inc.	023135106	Nasdaq	AMZN
CONSOL Energy Inc.	20854P109	NYSE	CNX
JPMorgan Chase & Co.	46625H100	NYSE	JPM

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Alcoa Inc.	September 2, 2010
	Securities linked to Amazon.com, Inc.	September 2, 2010
	Securities linked to CONSOL Energy Inc.	September 2, 2010
	Securities linked to JPMorgan Chase & Co.	June 2, 2010

Valuation Date: (as further	Securities linked to Alcoa Inc.	August 26, 2010
described in product supplement	Securities linked to Amazon.com, Inc.	August 26, 2010
no. 2)	Securities linked to CONSOL Energy Inc.	August 26, 2010
	Securities linked to JPMorgan Chase & Co.	May 25, 2010

Interest:	Securities linked to Alcoa Inc., expected to be 9.50% per annum, payable monthly.

Securities linked to Amazon.com, Inc., expected to be 10.00% per annum, payable monthly.

Securities linked to CONSOL Energy Inc., expected to be 11.00% per annum, payable monthly.

Securities linked to JPMorgan Chase & Co., expected to be 10.00% per annum, payable monthly.

Interest Payment Dates:	Securities linked to Alcoa Inc.	2nd of each month, starting April 2, 2010, to and
including the Maturity Date
	Securities linked to Amazon.com, Inc.	2nd of each month, starting April 2, 2010, to and
including the Maturity Date
	Securities linked to CONSOL Energy Inc.	2nd of each month, starting April 2, 2010, to and
including the Maturity Date
	Securities linked to JPMorgan Chase & Co.	2nd of each month, starting April 2, 2010, to and
including the Maturity Date

Initial Stock Price:	Securities linked to Alcoa Inc.	$13.31
	Securities linked to Amazon.com, Inc.	$118.20
	Securities linked to CONSOL Energy Inc.	$49.60
	Securities linked to JPMorgan Chase & Co.	$40.64

Knock-in Price:	Securities linked to Alcoa Inc.:
$9.317, the price that is 30.00% below the initial stock price.

Securities linked to Amazon.com, Inc.:
$88.650, the price that is 25.00% below the initial stock price.

Securities linked to CONSOL Energy Inc.:
$34.720, the price that is 30.00% below the initial stock price.

Securities linked to JPMorgan Chase & Co. :
$32.512, the price that is 20.00% below the initial stock price.

Share Amount:	Securities linked to Alcoa Inc.	75.1315
	Securities linked to Amazon.com, Inc.	8.4602
	Securities linked to CONSOL Energy Inc.	20.1613
	Securities linked to JPMorgan Chase & Co.	24.6063

Exchange Listing:	None

Trade Date:	February 25, 2010

Original Issue Date:	March 2, 2010

CUSIP Number:		CUSIP No.
	Securities linked to Alcoa Inc.	282649BT8
	Securities linked to Amazon.com, Inc.	282649BU5
	Securities linked to CONSOL Energy Inc.	282649BV3
	Securities linked to JPMorgan Chase & Co.	282649BS0

Securities linked to Alcoa Inc.	Per Security	Total
Public Offering Price	$1,000.00	$7,976,000.00
Underwriting Discount and Commission(1)	$12.50	$99,700.00
Proceeds to Eksportfinans ASA	$987.50	$7,876,300.00

Securities linked to Amazon.com, Inc.	Per Security	Total
Public Offering Price	$1,000.00	$4,761,000.00
Underwriting Discount and Commission(1)	$12.50	$59,512.50
Proceeds to Eksportfinans ASA	$987.50	$4,701,487.50

Securities linked to CONSOL Energy Inc.	Per Security	Total
Public Offering Price	$1,000.00	$5,273,000.00
Underwriting Discount and Commission(1)	$12.50	$65,912.50
Proceeds to Eksportfinans ASA	$987.50	$5,207,087.50

Securities linked to JPMorgan Chase & Co.	Per Security	Total
Public Offering Price	$1,000.00	$10,596,000.00
Underwriting Discount and Commission(1)	$9.00	$95,364.00
Proceeds to Eksportfinans ASA	$991.00	$10,500,636.00

(1) In addition to the underwriting discount and commission, the public offering price specified above includes structuring and development costs and the estimated cost of hedging our obligations under the securities. The underwriting discount and commission and structuring and development costs total $16.86 per $1,000.00 principal amount of the securities linked to Alcoa Inc., $18.72 per $1,000.00 principal amount of the securities linked to Amazon.com, Inc., $22.64 per $1,000.00 principal amount of the securities linked to CONSOL Energy Inc., and $9.44 per $1,000.00 principal amount of the securities linked to JPMorgan Chase & Co. See “Supplemental Plan of Distribution” beginning on page PS-35 of the accompanying product supplement no. 2 dated February 4, 2010.

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 4, 2010, as supplemented by the prospectus supplement dated February 4, 2010 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated February 4, 2010. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 2 dated February 4, 2010:
  http://www.sec.gov/Archives/edgar/data/700978/000089109210000433/e37698_424b2.htm

  Prospectus supplement and prospectus dated February 4, 2010:
  http://www.sec.gov/Archives/edgar/data/700978/000095012310008669/u08181fv3asr.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement no. 2 dated February 4, 2010 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of the underwriting discount and commission, and structuring and development costs in the initial public offering price and certain hedging costs are likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Alcoa Inc.

The examples are based on the following terms:

  a initial stock price of $13.31;

  a knock-in price of $9.317;

  an interest rate of 9.50%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$6.66	-50.00%	-45.25%	$547.50	-	-
$7.32	-45.00%	-40.25%	$597.50	-	-
$7.99	-40.00%	-35.25%	$647.50	-	-
$8.65	-35.00%	-30.25%	$697.50	-	-
$9.317(2)	-30.00%	-25.25%	$747.50	-	-
$9.98	-25.00%	-20.25%	$797.50	4.75%	$1,047.50
$10.65	-20.00%	-15.25%	$847.50	4.75%	$1,047.50
$11.31	-15.00%	-10.25%	$897.50	4.75%	$1,047.50
$11.98	-10.00%	-5.25%	$947.50	4.75%	$1,047.50
$12.64	-5.00%	-0.25%	$997.50	4.75%	$1,047.50
$13.31(3)	0.00%	4.75%	$1,047.50	4.75%	$1,047.50
$13.98	5.00%	4.75%	$1,047.50	4.75%	$1,047.50
$14.64	10.00%	4.75%	$1,047.50	4.75%	$1,047.50
$15.31	15.00%	4.75%	$1,047.50	4.75%	$1,047.50
$15.97	20.00%	4.75%	$1,047.50	4.75%	$1,047.50
$16.64	25.00%	4.75%	$1,047.50	4.75%	$1,047.50
$17.30	30.00%	4.75%	$1,047.50	4.75%	$1,047.50
$17.97	35.00%	4.75%	$1,047.50	4.75%	$1,047.50
$18.63	40.00%	4.75%	$1,047.50	4.75%	$1,047.50
$19.30	45.00%	4.75%	$1,047.50	4.75%	$1,047.50
$19.97	50.00%	4.75%	$1,047.50	4.75%	$1,047.50

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 9.50% Enhanced Yield Securities vs. Alcoa Inc.*

Enhanced Yield Securities - Knock-In Event has Occurred
Enhanced Yield Securities - Knock-In Event has not Occurred
$1,000 Invested in Underlying Stock
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
Security Payout at Maturity
-40.0%
-30.0%
-20.0%
-10.0%
0.0%
10.0%
20.0%
30.0%
40.0%
Underlying Stock Return at Maturity

* Based on an interest rate of 9.50% per annum and a 180-day term.

Securities linked to Amazon.com, Inc.

     The examples are based on the following terms:

  a initial stock price of $118.20;

  a knock-in price of $88.650;

  an interest rate of 10.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$59.10	-50.00%	-45.00%	$550.00	-	-
$65.01	-45.00%	-40.00%	$600.00	-	-
$70.92	-40.00%	-35.00%	$650.00	-	-
$76.83	-35.00%	-30.00%	$700.00	-	-
$82.74	-30.00%	-25.00%	$750.00	-	-
$88.650(2)	-25.00%	-20.00%	$800.00	-	-
$94.560	-20.00%	-15.00%	$850.00	5.00%	$1,050.00
$100.47	-15.00%	-10.00%	$900.00	5.00%	$1,050.00
$106.38	-10.00%	-5.00%	$950.00	5.00%	$1,050.00
$112.29	-5.00%	0.00%	$1,000.00	5.00%	$1,050.00
$118.20(3)	0.00%	5.00%	$1,050.00	5.00%	$1,050.00
$124.11	5.00%	5.00%	$1,050.00	5.00%	$1,050.00
$130.02	10.00%	5.00%	$1,050.00	5.00%	$1,050.00
$135.93	15.00%	5.00%	$1,050.00	5.00%	$1,050.00
$141.84	20.00%	5.00%	$1,050.00	5.00%	$1,050.00
$147.75	25.00%	5.00%	$1,050.00	5.00%	$1,050.00
$153.66	30.00%	5.00%	$1,050.00	5.00%	$1,050.00
$159.57	35.00%	5.00%	$1,050.00	5.00%	$1,050.00
$165.48	40.00%	5.00%	$1,050.00	5.00%	$1,050.00
$171.39	45.00%	5.00%	$1,050.00	5.00%	$1,050.00
$177.30	50.00%	5.00%	$1,050.00	5.00%	$1,050.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.00% Enhanced Yield Securities vs. Amazon.com, Inc.*

Enhanced Yield Securities - Knock-In Event has Occurred
Enhanced Yield Securities - Knock-In Event has not Occurred
$1,000 Invested in Underlying Stock
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
Security Payout at Maturity
-40.0%
-30.0%
-20.0%
-10.0%
0.0%
10.0%
20.0%
30.0%
40.0%
Underlying Stock Return at Maturity

* Based on an interest rate of 10.00% per annum and a 180-day term.

Securities linked to CONSOL Energy Inc

     The examples are based on the following terms:

  a initial stock price of $49.60;

  a knock-in price of $34.720;

  an interest rate of 11.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$24.80	-50.00%	-44.50%	$555.00	-	-
$27.28	-45.00%	-39.50%	$605.00	-	-
$29.76	-40.00%	-34.50%	$655.00	-	-
$32.24	-35.00%	-29.50%	$705.00	-	-
$34.720(2)	-30.00%	-24.50%	$755.00	-	-
$37.20	-25.00%	-19.50%	$805.00	5.50%	$1,055.00
$39.68	-20.00%	-14.50%	$855.00	5.50%	$1,055.00
$42.16	-15.00%	-9.50%	$905.00	5.50%	$1,055.00
$44.64	-10.00%	-4.50%	$955.00	5.50%	$1,055.00
$47.12	-5.00%	0.50%	$1,005.00	5.50%	$1,055.00
$49.60(3)	0.00%	5.50%	$1,055.00	5.50%	$1,055.00
$52.08	5.00%	5.50%	$1,055.00	5.50%	$1,055.00
$54.56	10.00%	5.50%	$1,055.00	5.50%	$1,055.00
$57.04	15.00%	5.50%	$1,055.00	5.50%	$1,055.00
$59.52	20.00%	5.50%	$1,055.00	5.50%	$1,055.00
$62.00	25.00%	5.50%	$1,055.00	5.50%	$1,055.00
$64.48	30.00%	5.50%	$1,055.00	5.50%	$1,055.00
$66.96	35.00%	5.50%	$1,055.00	5.50%	$1,055.00
$69.44	40.00%	5.50%	$1,055.00	5.50%	$1,055.00
$71.92	45.00%	5.50%	$1,055.00	5.50%	$1,055.00
$74.40	50.00%	5.50%	$1,055.00	5.50%	$1,055.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.00% Enhanced Yield Securities vs. CONSOL Energy Inc.*

Enhanced Yield Securities - Knock-In Event has Occurred
Enhanced Yield Securities - Knock-In Event has not Occurred
$1,000 Invested in Underlying Stock
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
Security Payout at Maturity
-40.0%
-30.0%
-20.0%
-10.0%
0.0%
10.0%
20.0%
30.0%
40.0%
Underlying Stock Return at Maturity

* Based on an interest rate of 11.00% per annum and a 180-day term.

Securities linked to JPMorgan Chase & Co.

     The examples are based on the following terms:

  a initial stock price of $40.64;

  a knock-in price of $32.512;

  an interest rate of 10.00%; and

  an investment term of 90 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$20.32	-50.00%	-47.50%	$525.00	-	-
$22.35	-45.00%	-42.50%	$575.00	-	-
$24.38	-40.00%	-37.50%	$625.00	-	-
$26.42	-35.00%	-32.50%	$675.00	-	-
$28.45	-30.00%	-27.50%	$725.00	-	-
$30.48	-25.00%	-22.50%	$775.00	-	-
$32.512(2)	-20.00%	-17.50%	$825.00	-	-
$34.54	-15.00%	-12.50%	$875.00	2.50%	$1,025.00
$36.58	-10.00%	-7.50%	$925.00	2.50%	$1,025.00
$38.61	-5.00%	-2.50%	$975.00	2.50%	$1,025.00
$40.64(3)	0.00%	2.50%	$1,025.00	2.50%	$1,025.00
$42.67	5.00%	2.50%	$1,025.00	2.50%	$1,025.00
$44.70	10.00%	2.50%	$1,025.00	2.50%	$1,025.00
$46.74	15.00%	2.50%	$1,025.00	2.50%	$1,025.00
$48.77	20.00%	2.50%	$1,025.00	2.50%	$1,025.00
$50.80	25.00%	2.50%	$1,025.00	2.50%	$1,025.00
$52.83	30.00%	2.50%	$1,025.00	2.50%	$1,025.00
$54.86	35.00%	2.50%	$1,025.00	2.50%	$1,025.00
$56.90	40.00%	2.50%	$1,025.00	2.50%	$1,025.00
$58.93	45.00%	2.50%	$1,025.00	2.50%	$1,025.00
$60.96	50.00%	2.50%	$1,025.00	2.50%	$1,025.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 90-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.00% Enhanced Yield Securities vs. JPMorgan Chase & Co. *

Enhanced Yield Securities - Knock-In Event has Occurred
Enhanced Yield Securities - Knock-In Event has not Occurred
$1,000 Invested in Underlying Stock
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
Security Payout at Maturity
-40.0%
-30.0%
-20.0%
-10.0%
0.0%
10.0%
20.0%
30.0%
40.0%
Underlying Stock Return at Maturity

* Based on an interest rate of 10.00% per annum and a 90-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Alcoa is the world leader in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Alcoa’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, building and construction, oil and gas, defense, and industrial applications. Information filed with the SEC by Alcoa Inc. under the Exchange Act can be located by reference to SEC file number 001-03610.

     According to its publicly available documents, Amazon.com, Inc. opened its virtual doors on the World Wide Web in July 1995. They seek to be Earth’s most customer-centric company for three primary customer sets: consumer customers, seller customers and developer customers. In addition, they generate revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Information filed with the SEC by Amazon.com, Inc. under the Exchange Act can be located by reference to SEC file number 000-22513.

     According to its publicly available documents, CONSOL Energy Inc. is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. The electric power industry generates over two-thirds of its output by burning coal or gas, the two fuels they produce. Information filed with the SEC by CONSOL Energy Inc. under the Exchange Act can be located by reference to SEC file number 001-14901.

     According to its publicly available documents, JPMorgan Chase & Co. is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States of America (“U.S.”), with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations in more than 60 countries. Information filed with the SEC by JPMorgan Chase & Co. under the Exchange Act can be located by reference to SEC file number 001-05805.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following tables set forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for Alcoa Inc., Amazon.com, Inc., CONSOL Energy Inc. and JPMorgan Chase & Co. for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, and 2009 and the period from January 1, 2010 to February 25, 2010. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Alcoa Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	39.20	32.63	34.69
4/1/2004	6/30/2004	36.56	28.53	33.03
7/1/2004	9/30/2004	33.68	29.51	33.59
10/1/2004	12/31/2004	34.98	30.65	31.42
1/1/2005	3/31/2005	32.29	28.30	30.39
4/1/2005	6/30/2005	31.79	25.92	26.13
7/1/2005	9/30/2005	29.98	23.99	24.42
10/1/2005	12/31/2005	29.84	22.29	29.57
1/1/2006	3/31/2006	32.19	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/30/2006	34.00	26.60	28.04
10/1/2006	12/31/2006	31.30	26.39	30.01
1/1/2007	3/31/2007	36.05	28.09	33.90
4/1/2007	6/30/2007	42.90	33.63	40.53
7/1/2007	9/30/2007	48.77	30.25	39.12
10/1/2007	12/31/2007	40.70	33.22	36.55
1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26
1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12
1/1/2010	2/25/2010	17.60	12.26	13.31

Amazon.com, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	57.82	39.16	43.28
4/1/2004	6/30/2004	54.69	40.57	54.40
7/1/2004	9/30/2004	54.04	34.85	40.86
10/1/2004	12/31/2004	45.68	33.00	44.29
1/1/2005	3/31/2005	45.44	32.83	34.27
4/1/2005	6/30/2005	36.99	30.61	33.08
7/1/2005	9/30/2005	46.97	32.79	45.30
10/1/2005	12/31/2005	50.00	38.72	47.15
1/1/2006	3/31/2006	48.56	35.14	36.51
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/30/2006	38.62	25.76	32.12
10/1/2006	12/31/2006	43.25	30.59	39.46
1/1/2007	3/31/2007	42.00	36.30	39.79
4/1/2007	6/30/2007	74.72	39.55	68.41
7/1/2007	9/30/2007	94.25	68.02	93.15
10/1/2007	12/31/2007	101.04	76.50	92.64
1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.33	72.76
10/1/2008	12/31/2008	71.95	34.68	51.28
1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52
1/1/2010	2/25/2010	136.61	113.83	118.20

CONSOL Energy Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	14.25	10.12	13.40
4/1/2004	6/30/2004	18.37	12.43	18.00
7/1/2004	9/30/2004	19.63	14.92	17.45
10/1/2004	12/31/2004	21.95	16.06	20.53
1/1/2005	3/31/2005	24.63	18.58	23.51
4/1/2005	6/30/2005	27.50	20.78	26.79
7/1/2005	9/30/2005	38.73	26.90	38.14
10/1/2005	12/31/2005	39.87	26.81	32.59
1/1/2006	3/31/2006	37.67	30.00	37.08
4/1/2006	6/30/2006	49.09	35.12	46.72
7/1/2006	9/30/2006	48.90	28.10	31.73
10/1/2006	12/31/2006	38.71	28.69	32.13
1/1/2007	3/31/2007	39.65	29.15	39.13
4/1/2007	6/30/2007	49.85	38.89	46.11
7/1/2007	9/30/2007	50.21	34.37	46.60
10/1/2007	12/31/2007	74.18	45.04	71.52
1/1/2008	3/31/2008	84.18	53.66	69.19
4/1/2008	6/30/2008	119.10	67.33	112.37
7/1/2008	9/30/2008	112.21	36.25	45.89
10/1/2008	12/31/2008	44.13	18.51	28.58
1/1/2009	3/31/2009	37.61	22.49	25.24
4/1/2009	6/30/2009	44.11	24.05	33.96
7/1/2009	9/30/2009	49.84	28.61	45.11
10/1/2009	12/31/2009	53.50	42.18	49.80
1/1/2010	2/25/2010	57.93	43.98	49.60

JPMorgan Chase & Co.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	43.84	36.31	41.95
4/1/2004	6/30/2004	42.56	34.62	38.77
7/1/2004	9/30/2004	40.25	35.50	39.73
10/1/2004	12/31/2004	40.45	36.35	39.01
1/1/2005	3/31/2005	39.65	34.35	34.60
4/1/2005	6/30/2005	36.49	33.36	35.32
7/1/2005	9/30/2005	35.95	33.32	33.93
10/1/2005	12/31/2005	40.56	32.98	39.69
1/1/2006	3/31/2006	42.42	37.88	41.64
4/1/2006	6/30/2006	46.80	39.34	42.00
7/1/2006	9/30/2006	47.49	40.40	46.96
10/1/2006	12/31/2006	49.00	45.51	48.30
1/1/2007	3/31/2007	51.95	45.91	48.38
4/1/2007	6/30/2007	53.25	47.70	48.45
7/1/2007	9/30/2007	50.48	42.18	45.82
10/1/2007	12/31/2007	48.02	40.15	43.65
1/1/2008	3/31/2008	49.28	36.02	42.95
4/1/2008	6/30/2008	49.75	33.96	34.31
7/1/2008	9/30/2008	48.35	29.25	46.70
10/1/2008	12/31/2008	50.50	19.69	31.53
1/1/2009	3/31/2009	31.64	14.96	26.58
4/1/2009	6/30/2009	38.94	25.32	34.11
7/1/2009	9/30/2009	46.50	31.59	43.82
10/1/2009	12/31/2009	47.47	40.06	41.67
1/1/2010	2/25/2010	45.19	37.03	40.64

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Alcoa Inc.	0.19951%	9.30049%
Securities linked to Amazon.com, Inc.	0.19951%	9.80049%
Securities linked to CONSOL Energy Inc.	0.19951%	10.80049%
Securities linked to JPMorgan Chase & Co.	0.05206%	9.94794%

     Please refer to “Taxation in the United States” beginning on page PS-31 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of February 25, 2010 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-35 of the accompanying product supplement no. 2.